SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported)  July 23, 1999

                  GENISYS RESERVATION SYSTEMS, INC.
        (Exact name of registrant as specified in its charter)



                          New Jersey
      (State or Other Jurisdiction of Incorporation)

    1-12689                             22-2719541
(Commission File Number)      (I.R.S. Employer Identification No.)


2401 Morris Avenue, Union, New Jersey                 07083
(Address of principal executive offices)           (Zip Code)

(908) 810-8767
(Registrant's telephone number, including area code)





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ITEM 2. Acquisition or Disposition of Assets

          Pursuant to the Asset Purchase Agreement dated as of June 30, 1998, NetCruise (a wholly owned subsidiary of the Company formed on July 21, 1998 for the purpose of operating an internet travel agency) acquired a technology license and certain related assets from UIT in consideration of 2,000,000 shares of the Company's Common Stock valued at $1.25 per share, for an aggregate of $2,500,000 and two warrants ("Warrants"), each entitling the holder to purchase 800,000 shares of the Common Stock of the Company (the "UIT Transaction"). One warrant is exercisable for 800,000 shares at $2.50 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $5,000,000 for the years 1999, 2000 and 2001. The other Warrant is exercisable for 800,000 shares at $6.00 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $10,000,000 for the years 1999, 2000 and 2001. No value has been placed on the warrants since each is contingent upon future earning.

         The Asset Purchase Agreement speaks as of June 30, 1998 and the Company has also booked the transaction for financial purposes as of that date.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

                  1. Asset Purchase Agreement dated as of June 30, 1998.


                                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Genisys Reservation Systems, Inc.
       (Registrant)


By: /s/ John Wasko, Treasurer

DATED: March 26, 1999


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